Exhibit 10.2

SECOND AMENDMENT TO SUBSCRIPTION AGREEMENT

THIS SECOND AMENDMENT TO SUBSCRIPTION AGREEMENT (the “Amendment”) is made effective this 15th day of September, 2022 by CLS HOLDINGS USA, INC., a Nevada corporation (“Maker”) in favor of NAVY CAPITAL GREEN CO-INVEST FUND, LLC (“Purchaser”).

WHEREAS, on October 22, 2018, Maker and Purchaser executed a Subscription Agreement (the “Subscription Agreement”) whereby Purchaser agreed to purchase a Convertible Debenture (the “Debenture”) in the principal amount of $4,000,000 from Maker;

WHEREAS, the Subscription Agreement and Debenture provided that upon conversion of the Debenture the Purchaser would receive Units, where each Unit comprised one share of Common Stock and a warrant to purchase one-half of a share of Common Stock;

WHEREAS, the form of warrant was attached to the Subscription Agreement;

WHEREAS, on October 31, 2018, Maker executed the Debenture in favor of the Purchaser;

WHEREAS, on July 26, 2019, Maker and Purchaser executed a First Amendment to Debenture and form of warrant;

WHEREAS, on April 15, 2021, Maker and Purchaser executed an Amended and Restated Debenture with a revised form of warrant and a First Amendment to Subscription Agreement (the First Amendment to the Subscription Agreement and the Subscription Agreement are together referred to as the “Amended Subscription Agreement”) to memorialize certain changes they had agreed upon to the Debenture, including a reduction in the conversion price and an extension in the Maturity Date;

WHEREAS, the Maker and the Purchaser wish to further amend the Amended and Restated Debenture and form of warrant, and to amend the Subscription Agreement, as provided for in this Amendment.

NOW THEREFOR, it is hereby agreed as follows:

1.	Defined Terms. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Subscription Agreement.

2.

Reduction in Conversion Price; Extension of Maturity Date.  The conversion price of the Debentures shall be reduced from $0.30 per Share to $0.10 per Share. The exercise price of the warrant received upon conversion of the Debentures shall be reduced to $0.10 per Share also. The “Maturity Date” of the Debenture, as defined in the Second Amended and Restated Debenture attached as Exhibit A to this Amendment (the “Second Amended and Restated Debenture”), shall be (i) December 31, 2023 for 50% of the principal amount of the Debentures outstanding after the mandatory conversion, and (ii) December 31, 2024 for the remainder of the principal amount then outstanding.

3.

Mandatory Conversion; Voluntary Conversion. Maker is permitted, in its sole discretion, to convert, without any action on the part of Purchaser, $2,747,719 due under the Debenture, which includes $2,702,674 in the principal amount of the Debenture and interest accrued between July 1, 2022 and September 15, 2022 (the effective date of conversion), into Units of the Maker at a conversion price of $0.07125 per Unit (the “Mandatory Conversion Price”) effective on September 15, 2022 (the “Mandatory Conversion Date”). In addition, Purchaser is electing to voluntarily convert $0 due under the Debenture, which includes $0 in the principal amount of the Debenture and interest accrued between July 1, 2022 and September 15, 2022 (the effective date of conversion), into Units of the Maker at the Mandatory Conversion Price effective on the Mandatory Conversion Date.

4.

Interest Payment Dates. Interest on the remaining principal balance of the Debentures (the outstanding principal balance after the mandatory conversion) accruing from July 1, 2022 until December 31, 2024 shall be calculated and paid as follows: (i) one-third of the total scheduled accrued interest shall be paid on December 31, 2023; and (ii) the balance of the accrued interest shall be paid on December 31, 2024. For certainty, (iii) no interest will accrue or be payable on Debentures converted on the Mandatory Conversion Date; and (iv) interest shall be calculated based on the outstanding principal balance immediately after the Mandatory Conversion Date, which balance, solely for purposes of the interest computation, shall not be reduced by the principal payment to be made on December 31, 2023.

5.

Replacement of Exhibits C and D (Form of Debenture and Form of Warrant). Exhibit C to the Subscription Agreement, the form of Amended and Restated Debenture, shall be replaced with Exhibit A attached hereto, which is the Second Amended and Restated Debenture. Exhibit D to the Subscription Agreement, which is the form of warrant, shall be replaced with Exhibit B hereto. The exercise price of the warrant shall be reduced to $0.10 per Share.

6.	Mandatory Conversion Threshold for Remaining Debenture. The mandatory conversion threshold for the remaining principal amount of the Debenture shall be reduced from $0.60 to $0.20.

7.	Registration of Shares.

a.

Within thirty (30) days after the date hereof, Maker shall prepare and file with the United States Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (or S-3, if Maker is eligible) registering for resale all of the shares of common stock of Maker issued or issuable to Purchaser upon (i) conversion of the Debenture and (ii) exercise of the warrants issued or issuable upon conversion of the Debenture (all of such shares of common stock, collectively, the “Registrable Securities”).

b.	Maker shall (i) use its reasonable best efforts to cause such registration statement to be declared effective as soon as possible, (ii) use it reasonable best efforts to keep such registration effective from the date on which such registration statement became effective until the date on which Purchaser has completed the sales or distribution described in such registration statement relating to the Registrable Securities registered for resale thereunder, (iii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the United States Securities Act of 1933, as amended, with respect to the disposition of all of the Registrable Securities, (iv) permit counsel to Purchaser to review such registration statement and all amendments and supplements thereto within a reasonable period of time prior to each filing and shall not request acceleration of such registration statement without prior notice to such counsel, and (v) if required by the principal securities exchange and/or market on which Maker’s common shares are then listed, qualify the Registrable Securities for listing on such principal securities exchange and/or market.

c.

All expenses incurred or to be incurred by Maker in connection with Purchaser’s registration rights under this Amendment shall be borne solely by Maker, provided that all underwriting discounts, selling commissions and transfer taxes applicable to the sale of any Registrable Securities and all fees and disbursements of counsel to Purchaser shall be borne solely by Purchaser.

8.

Security for Debentures.  Promptly following the Mandatory Conversion Date, Maker shall notify its applicable regulators that it wishes to grant a security interest (the “Security Interest”) in certain of its select assets (such as licenses, inventory (including work in process), equipment (excluding equipment subject to leases or purchase money financing) and contract rights (excluding investments in entities other than wholly owned subsidiaries) to the holders of Debentures, to rank pari passu with other debentures of Maker, which debts are currently secured or may be secured in the future, and shall use its reasonable best effort to obtain the approval of such regulators to the grant of such Security Interest. Promptly following approval of such regulators, Maker shall prepare and execute a security agreement granting the Security Interest to the holders of the Debentures and the other debentures of Maker.

9.

Reverse Stock Split. Maker shall effect a reverse stock split effective on approximately September 21, 2022 or as promptly thereafter as is reasonably practicable, where every 4 shares of its common stock will be exchanged for 1 share of common stock.

10.

Ratification.  Except as set forth herein, the terms of the Amended Subscription Agreement, as amended by this Amendment (which together shall be referred to as the “Second Amended Subscription Agreement”), shall remain in full force and effect after the date hereof, the term “Unit” shall refer to the Units received upon conversion of the Second Amended and Restated Debentures at the revised conversion prices set forth herein, and shall consist of one Share of Maker’s Common Stock and one-half of one Warrant, with each warrant exercisable for the period provided in such warrant to purchase one Share of Common Stock for $0.10 per Share.

[Signature Page Follows]

IN WITNESS WHEREOF, Maker has caused this Amendment to be signed in its name by its duly authorized officer on September 15, 2022.

CLS HOLDINGS USA, INC.

By:          /s/ Andrew Glashow

Name:         Andrew Glashow

Title:         President and CEO

ACCEPTED AND AGREED:

NAVY CAPITAL GREEN CO-INVEST FUND, LLC

/s/ Sean Stiefel

(Signature of Purchaser)

CEO, Navy Capital Green Management, LLC its Investment Manager

(Title, if Applicable)

EXHIBIT A

SECOND AMENDED AND RESTATED DEBENTURE

EXHIBIT B

WARRANT